Exhibit 99.1

Weyland Tech Enters Agreement to Acquire Fixel AI, Leading

Innovator in AI-Powered Digital Marketing Technology

New York, NY – August 13, 2020 – Weyland Tech, Inc. (OTCQX: WEYL), a leading global provider of eCommerce, mCommerce, and fintech business enablement solutions, has reached an agreement to acquire Fixel AI, an award-winning innovator of digital marketing technology.

Fixel’s audience engagement platform provides startups to Fortune 500 companies the ability to dramatically enhance their online marketing spend by segmenting and ranking website visitors based on their level of engagement.

Applying the power of A.I. machine learning, Fixel automatically analyzes in real-time dozens of user interactions on a company’s website to identify the most engaged visitors with the highest purchase intent, while eliminating low quality traffic that has nearly zero probability of making a purchase.

As demonstrated by many real-world applications, Fixel’s audience segmentation technology creates high-intent audiences for retargeting and use their unique characteristics to target ‘lookalike audiences’ on advertising platforms, like Google, Facebook, Twitter and LinkedIn.

Proprietary AI analytics provides granular insights into top-performing audiences which can be used to further optimize campaigns. The typical waste in spending on online campaigns can be eliminated by identifying and removing underperforming low volume keywords and channels.

Delivered as a cloud-based software-as-a-service (SaaS), Fixel’s technology can be quickly and easily embedded into any website. It integrates seamlessly with all major ad platforms, CMS and DMP services, including Facebook, Google Ads, Shopify and WordPress. The CCPA and GDPR complaint, first-party data solution works regardless of third-party cookies or other data sources, so businesses can be confident their targeting is accurate.

Weyland plans to operate Fixel as a new subsidiary, but expects Fixel’s technology to be immediately integrated by Logiq, Weyland’s end-to-end eCommerce marketing solution for enterprises and major U.S. brands. Logiq also publishes several branded websites which it uses to generate first-party data.

“Fixel excels as a unique ‘plug-and-play’ method of building high-quality audiences who are ready to buy, while filtering out all the noise and waste,” said Haig Newton, CEO and president of the Logiq subsidiary. “They make audience creation easy while providing better control over remarketing campaigns, including making media optimization faster and more efficient. They also provide critical solutions for the vanishing ‘cookie’ and increasing requirements for privacy protection.”

Many online companies still use third-party data collected from users on other websites to target consumers with ads. But changes to major web browsers are cracking down on third-party data collection and new internet privacy rules are making this practice less viable. In January, Google announced it plans to remove support for third-party cookies by 2022. Chrome, Safari, and Firefox and other browsers will also no longer support this type of data tracking by 2022, with the phase-out heralded as the “death of the third-party cookie.”

“As the ideal solution to the crumbling third-party cookie, Fixel’s proprietary technology provides a first-party digital tag owned by the brand or publisher which can be used to automatically identify the audiences who are relevant for a marketer’s business objectives,” noted Fixel CEO, Etgar Shpivak. “Our proven technology decreases cost per acquisition, increases return on ad spend, and scales lookalikes audiences. This is just one of the many areas where we see tremendous synergies with Weyland’s eCommerce platforms.”

Logiq’s chief technology officer, Tom Furukawa, commented: “Fixel avoids problems with low quality traffic by intelligently scoring site visitors, including those responding to an online campaign, and thereby providing a real set of customers for retargeting. We see Fixel’s technology greatly complementing and enhancing our LogiqX AI-powered consumer intent engine, which captures and directs consumers from multiple sources who are in the market to purchase a particular product or service, and promotes their engagement and conversion for major enterprises and brands.”

The power and unique capabilities of Fixel’s digital marketing technology has been recognized by both Techstars and Plug and Play, two of the leading startup programs in the U.S.

The acquisition of Fixel is anticipated to close by early September upon satisfaction of due diligence and execution of a long-form agreement. Further details of the transaction will be made available in a Current Report on Form 8-K to be filed by Weyland Tech with the Securities and Exchange Commission, and available at sec.gov and from the investor section of the company’s website at weyland-tech.com.

For more information about Fixel, visit fixel.ai

About Weyland Tech

Weyland Tech, Inc. (OTCQX: WEYL) is a U.S.-based leading global provider of eCommerce, mCommerce, and fintech business enablement solutions. Its CreateApp™ platform-as-a-service enables small-and-medium sized businesses worldwide to easily create and deploy a native mobile app for their business without technical knowledge or background. CreateApp empowers businesses to reach more customers, increase sales, manage logistics, and promote their products and services in an easy, affordable, and highly efficient way. CreateApp is offered in 14 languages across 10 countries and three continents, including some of the fastest-growing emerging markets in Southeast Asia.

Weyland’s subsidiary, Logiq Inc., provides a data-driven, end-to-end eCommerce marketing solution for enterprises and major U.S. brands, like Home Advisor, QuinStreet and Sunrun. Its LogiqX™ AI-powered consumer intent engine captures and directs consumers from multiple sources who are in the market to purchase a particular product or service, and promotes their engagement and conversion. Weyland’s AtozPay™ subsidiary offers mobile payments, e-wallet, and the AtozGo™ hyper-local food delivery services in Indonesia, which has the fastest-growing mobile economy in Southeast Asia. For more information about Weyland Tech, go to weyland-tech.com.

Important Cautions Regarding Forward Looking Statements

This press release contains certain “forward-looking statements” relating to the business of the Company. All statements, other than statements of historical fact included herein are “forward-looking statements” including statements regarding: the completion by the Company of due diligence and the consummation of the acquisition, the ability of the Company to successfully integrate Fixel, the continued growth of the eCommerce segment and the ability of the Company to continue its expansion into that segment; the ability of the Company to attract customers and partners and generate revenues; the ability of the Company to successfully execute its business plan; the business strategy, plans, and objectives of the Company; the continued use and success of AtozGo and AtozPay; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume any duty to update these forward-looking statements.

LogiqX is a trademark of Logiq, Inc. All rights reserved.

Company Contact

Brent Suen, CEO

Weyland Tech Inc.

Email contact

Media & Investor Contact

Ronald Both or Grant Stude

CMA Investor & Media Relations

Tel (949) 432-7566

WEYL@cma.team

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